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                                                                     EXHIBIT 5.1





                                                                 212-859-8136
November 10, 1999                                            (FAX: 212-859-8586)


The Reader's Digest Association, Inc.
Reader's Digest Road
Pleasantville, NY 10570-7000

Ladies and Gentlemen:

         We are acting as special counsel to The Reader's Digest Association, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (File No. 333-88625), as amended ("Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the underwritten public offering by certain of the Company's stockholders (the "Selling Stockholders") of an aggregate of up to 11,500,000 shares (the "Shares") of the Company's Class A Nonvoting Common Stock, par value $.01 per share (the "Common Stock"), including up to 1,500,000 shares of Common Stock which may be sold upon the exercise of an over-allotment option granted to the underwriters (the "Underwriters"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon. Capitalized terms used herein have the meanings set forth in the Registration Statement, unless otherwise defined herein.

         In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and
(iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. In all examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from representatives of the Company and others.
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The Reader's Digest Association       -2-                      November 10, 1999



         Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable.

         The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Validity of Securities" in the Prospectus forming a part of the Registration Statement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

         The opinions expressed herein are solely for the benefit of the Company and may not be relied upon in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without our prior written consent.

                                                 Very truly yours,

                                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                                    By:_________________________________________
                                                   Jeffrey Bagner